EXHIBIT 99.3

Synergy Resources Corporation Announces Operations Update in the Wattenberg Field

PLATTEVILLE, Colo., March 11, 2013 -- Synergy Resources Corporation (NYSE Mkt: SYRG), a Colorado based  oil and gas company with assets in the D-J Basin in Colorado and Western Nebraska, announces operations update in the Wattenberg Field.

During Synergy’s fiscal second quarter which ended February 28, 2013 the company successfully completed and brought into production 22 vertical wells in the Wattenberg Field. Of the 22 operated wells, twenty were completed in the Codell formation, one commingled in the Codell/Niobrara, and one in the Greenhorn formation. Six of the wells were brought into production during December and January, the remaining 16 wells came on line the third week of February. Synergy’s owns a 100% working interest in these wells.

Additionally, Synergy continues to participate in both vertical and horizontal wells as a non-operator with various operators throughout the D-J Basin.

Craig Rasmuson, Vice President of Operations, commented, “We continue to achieve 100% success rate in our vertical drilling program. All twenty seven wells we drilled and completed in this fiscal year’s program are now in production. We look forward to beginning our operated horizontal drilling program in the third and fourth quarter.”

About Synergy Resources Corporation
Synergy Resources Corporation is a domestic oil and natural gas exploration and production company. Synergy's core area of operations is in the Denver-Julesburg Basin, which encompasses Colorado, Wyoming, Kansas, and Nebraska. The Wattenberg field in the D-J Basin ranks as one of the most productive fields in the U.S. The company’s corporate offices are located in Platteville, Colorado. More company news and information about Synergy Resources is available at www.syrginfo.com.

Important Cautions Regarding Forward Looking Statements This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "believes", "expects", "anticipates", "intends", "plans", "estimates", "should", "likely" or similar expressions, indicates a forward-looking statement. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. The actual results could differ materially from a conclusion, forecast or projection in the forward-looking information. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection as reflected in the forward-looking information. The identification in this press release of factors that may affect the company’s future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Factors that could cause the company’s actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the success of the company’s exploration and development efforts; the price of oil and gas; worldwide economic situation; change in interest rates or inflation; willingness and ability of third parties to honor their contractual commitments; the company’s ability to raise additional capital, as it may be affected by current conditions in the stock market and competition in the oil and gas industry for risk capital; the company’s capital costs, which may be affected by delays or cost overruns; costs of production; environmental and other regulations, as the same presently exist or may later be amended; the company’s ability to identify, finance and integrate any future acquisitions; and the volatility of the company’s stock price.

Investor Relations Contact:

Jon Kruljac
Synergy Resources Corporation
jkruljac@syrginfo.com
Tel (303) 840-8166

Company Contact:

Rhonda Sandquist
Synergy Resources Corporation
rsandquist@syrginfo.com
Tel (970) 737-1073